Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	GTY Investors, LLC

Address of Joint Filer:	c/o GTY Technology Holdings Inc.
1180 North Town Center Drive, Suite 100
Las Vegas, NV 89144

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	GTY Technology Holdings Inc. [GTYH]

Date of Event Requiring Statement:
(Month/Day/Year):	10/26/2016

Designated Filer:	GTY Investors, LLC

Name of Joint Filer:	William D. Green

Address of Joint Filer:	c/o GTY Technology Holdings Inc.
1180 North Town Center Drive, Suite 100
Las Vegas, NV 89144

Relationship of Joint Filer to Issuer:	Director; 10% Owner; Officer (Co-Chief Executive Officer and Co-Chairman)

Issuer Name and Ticker or Trading Symbol:	GTY Technology Holdings Inc. [GTYH]

Date of Event Requiring Statement:
(Month/Day/Year):	10/26/2016

Designated Filer:	GTY Investors, LLC

Name of Joint Filer:	Joseph M. Tucci

Address of Joint Filer:	c/o GTY Technology Holdings Inc.
1180 North Town Center Drive, Suite 100
Las Vegas, NV 89144

Relationship of Joint Filer to Issuer:	Director; 10% Owner; Officer (Co-Chief Executive Officer and Co-Chairman)

Issuer Name and Ticker or Trading Symbol:	GTY Technology Holdings Inc. [GTYH]

Date of Event Requiring Statement:
(Month/Day/Year):	10/26/2016

Designated Filer:	GTY Investors, LLC

Name of Joint Filer:	Harry L. You

Address of Joint Filer:	c/o GTY Technology Holdings Inc.
1180 North Town Center Drive, Suite 100
Las Vegas, NV 89144

Relationship of Joint Filer to Issuer:	Director; 10% Owner; Officer (President and Chief Financial Officer)

Issuer Name and Ticker or Trading Symbol:	GTY Technology Holdings Inc. [GTYH]

Date of Event Requiring Statement:
(Month/Day/Year):	10/26/2016

Designated Filer:	GTY Investors, LLC